Exhibit 99.06

Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
	2020	2019	Change	Weather Adjusted Change	2020	2019	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	45,315	46,185	(1.9)%		186,225	196,488	(5.2)%

Total Retail Sales-	33,823	34,254	(1.3)%	(1.7)%	140,546	148,461	(5.3)%	(3.0)%
Residential	10,987	10,738	2.3%	1.2%	47,472	48,528	(2.2)%	3.1%
Commercial	10,824	11,324	(4.4)%	(5.0)%	45,434	49,101	(7.5)%	(5.7)%
Industrial	11,853	12,022	(1.4)%	(1.4)%	46,982	50,106	(6.2)%	(6.2)%
Other	159	170	(6.2)%	(6.2)%	658	726	(9.5)%	(9.3)%

Total Wholesale Sales	11,492	11,931	(3.7)%	N/A	45,679	48,027	(4.9)%	N/A

(In Thousands of Customers)

					Period Ended December
					2020	2019	Change
Regulated Utility Customers-
Total Utility Customers-					8,630	8,543	1.0%
Total Traditional Electric					4,322	4,266	1.3%
Southern Company Gas					4,308	4,277	0.7%